AMENDMENT NO. 1 to

EXCLUSIVE WORLDWIDE RESELLER AGREEMENT

This Amendment No. 1  (“Amendment No. 1”) amends, effective as of September 8, 2010, the Exclusive Worldwide Reseller Agreement (the “Agreement”), dated as of August 27, 2010, between Edumedia Software Solutions Corporation and Axiologix Education Corporation.  Capitalized terms used, but not defined, herein have the respective meanings set forth in the Agreement.

WHEREAS:

A.

The parties have identified certain additional product development activities they wish to undertake in respect of the Software and Services; and

B.

Axiologix is willing to provide additional funding to Edumedia in exchange for a reduction of the Monthly License Fee payable under the Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Amendment No. 1 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

Agreement

(a)

Axiologix agrees to pay to Edumedia the amounts in cash listed below under the heading “Cash Payments “ and to issue to Edumedia the number of shares of Common  Stock listed below under the heading “Common Stock”, in each case, on the dates listed below under the heading “Milestone Dates”.

Milestone Dates

Cash Payments

Common Stock

September 20, 2010

$5,854.65

300,000

October 20, 2010

$7,500.00

300,000

November 20, 2010

$7,500.00

300,000

December 20, 2010

$7,500.00

300,000

(b)

Edumedia represents, warrants and agrees as to the matters set forth in Sections 2(c)(v) and 2(c)(vi) of the Agreement in respect of the shares of Common Stock issued pursuant to Section 1(a) of this Amendment No. 1.

(c)

Section 2(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

Amendment No.  1 to

Exclusive Worldwide Reseller Agreement

Edumedia – Axiologix

“(i)

Monthly License Fee.

For each month during the term of this Agreement, Axiologix will pay to Edumedia a monthly license fee (the “Monthly License Fee”) equal to 25% of all revenue from sales of the Software and Services actually collected by Axiologix during such month.“

2.

Representations and Warranties

(a)

Each party represents and warrants to the other  party that (a) it has the full power,  authority  and legal right to execute, deliver and perform this Amendment No. 1, (b) this Amendment No.1 t has been duly  authorized, executed and delivered by it and (c) this Amendment No. 1 is a legal, valid and binding obligation enforceable in accordance with its     terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights  of creditors generally and subject to general principles of equity.

3.

Miscellaneous

(a)

Except as expressly set forth herein, the Agreement is not modified in any respect and remains in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 as of the date first written above.

EDUMEDIA SOFTWARE SOLUTIONS CORPORATION

Per:

_____________________________

J. Chris Tyson Vice President

Authorized Signatory

AXIOLOGIX EDUCATION CORPORATION

Per:

 _____________________________

John P. Daglis

Amendment No.  1 to

Exclusive Worldwide Reseller Agreement

Edumedia – Axiologix